UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2002

NEOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28782	93-0979187

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Technology Drive
Irvine, California 92618

(Address of Principal Executive Offices)

(949) 788-6700

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On August 21, 2002, NeoTherapeutics, Inc. (the “Company”) issued a press release announcing the retirement of Samuel Gulko as Director, Senior Vice President Finance, Chief Financial Officer, Secretary and Treasurer of the Company. In connection with his retirement, we have entered into an agreement with Mr. Gulko pursuant to which he will continue to act as a consultant to the Company, and which provides for the payment of approximately $125,000 in severance benefits, net of the repayment of certain loans from us to Mr. Gulko of approximately $75,000, and accrued vacation benefits and deferred salary of approximately $36,000. The foregoing description of our agreement is qualified entirely by reference to a copy of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference. The text of the press release is set forth in Exhibit 99.1 attached to this report and incorporated herein by this reference.

On August 22, 2002, the Company issued a press release announcing additional restructuring intended to reduce the Company’s expected monthly expenses to less than $500,000, including the elimination of 23 of the Company’s approximately 44 full-time equivalent positions. The text of the press release is set forth in Exhibit 99.2 attached to this report and incorporated herein by this reference.

ITEM 7.    EXHIBITS

Exhibits:
10.1	Retirement Agreement and General Release, dated as of August 20, 2002, by and between the Company and Samuel Gulko.
99.1	Press release dated August 21, 2002.
99.2	Press release dated August 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2002	NEOTHERAPEUTICS, INC.

	By:	/s/ Rajesh C. Shrotriya
Name: Rajesh Shrotriya, M.D.
Title: Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibits:
10.1	Retirement Agreement and General Release, dated as of August 20, 2002, by and between the Company and Samuel Gulko.
99.1	Press release dated August 21, 2002.
99.2	Press release dated August 22, 2002.